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                                 LYDALL, INC.
                                 Exhibit 21.1
                             List of Subsidiaries

Lydall, Inc. - Incorporated in the State of Delaware


Logistics Management, Inc. - Incorporated in the State of Connecticut


Lydall Distribution Services, Inc. - Incorporated in the State of Connecticut


Lydall Express, Inc. - Incorporated in the State of Connecticut


Lydall Transport, Ltd. - Incorporated in the State of Virginia


Lydall Eastern, Inc. - Incorporated in State of Connecticut
      DBA: Lydall Composite Materials, Covington Operation
           Lydall Southern Products, Richmond Operation
           Lydall Southern Products, Jacksonville Operation
           Lydall Technical Papers
           Lydall & Foulds


Lydall New York, Inc. - Incorporated in State of New York
      DBA: Lydall Composite Materials, Hoosick Falls Operation
           Lydall Manning Nonwovens Division


Lydall Central, Inc. - Incorporated in State of Indiana
      DBA: Lydall Westex, Hamptonville Operation
           Lydall Westex, Rockwell Operation
           Lydall Westex, Columbus Operation


Lydall International, Inc. - Incorporated in State of Delaware


Lydall FSC, Limited - Incorporated in Jamaica


Trident II, Inc. - Incorporated in State of Connecticut

Sopatex, S.A. - Organized under the laws of France

Axohm Industries, S.A. - Organized under the laws of France
      DBA: Lydall Axohm
           Axohm S.A. Operations

Axohm U.K. - Organized under the laws of Great Britain

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